       As filed with the Securities and Exchange Commission on October 24, 1997
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             -------------------

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -------------------

                     INTELLIQUEST INFORMATION GROUP, INC.
            (Exact name of Registrant as specified in its charter)

                             -------------------

        DELAWARE                                       74-2775377
     --------------                                   ------------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                     INTELLIQUEST INFORMATION GROUP, INC.
                     1250 CAPITAL OF TEXAS HIGHWAY SOUTH
                                 BUILDING ONE
                             AUSTIN, TEXAS 78746
                   (Address of principal executive offices)

                             -------------------

                     INTELLIQUEST INFORMATION GROUP, INC.
                        1997 SUPPLEMENTAL OPTION PLAN
                           (Full title of the Plan)

                             -------------------

                              SUSAN GEORGEN-SAAD
                           CHIEF FINANCIAL OFFICER
                     INTELLIQUEST INFORMATION GROUP, INC.
                     1250 CAPITAL OF TEXAS HIGHWAY SOUTH
                                 BUILDING ONE
                             AUSTIN, TEXAS 78746
                                (512) 329-0808
(Name, address and telephone number, including area code, of agent for service)

                             -------------------

                                  COPIES TO:
                            ALLEN L. MORGAN, ESQ.
                          JEFFREY D. CATTALINI, ESQ.
                               LATHAM & WATKINS
                                75 WILLOW ROAD
                         MENLO PARK, CALIFORNIA 94025
                                (650) 328-4600

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                                       Proposed         Proposed
                                                        Maximum          Maximum       Amount of
Title of Securities to be            Amount to be   Offering Price     Aggregate     Registration
 Registered                           Registered       Per Share     Offering Price       Fee
--------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value...     318,999        $14.68(1)        $4,682,905         --

Common Stock, $0.0001 par value...      56,001        $16.63(2)          $931,297         --
--------------------------------------------------------------------------------------------------
TOTAL.............................     375,000           --            $5,614,202       $1,702
--------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price per share of $14.68 as to outstanding options to purchase 318,999 shares of Common Stock under the Registrant's 1997 Supplemental Option Plan.

(2) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act as to 56,001 shares of Common Stock to be issued under the Registrant's 1997 Supplemental Option Plan solely for the purpose of calculating the registration fee. Because the price at which the options to be granted in the future may be exercised is not currently determinable, the computation is based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on October 22 1997, which average was $16.63.

                       INTELLIQUEST INFORMATION GROUP, INC.
                        REGISTRATION STATEMENT ON FORM S-8

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

    (a) The Registrant's Annual Report for the fiscal year ended December 31, 1996 contained in the Form 10-K filed pursuant to Sections 13 and 15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 31, 1997.

     (b) The Registrant's Quarterly Reports for the fiscal quarters ending March 31, 1997 and June 30, 1997 contained in the Form 10-Qs filed pursuant to Sections 13 and 15 under the Exchange Act on May 15, 1997 and August 14, 1997, respectively.

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 333-12547) filed pursuant to Section 5 of the Securities Act on September 24, 1996.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.       DESCRIPTION OF SECURITIES.

    Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

    The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or other company or enterprise to which the person provides services at the request of the Registrant. The Registrant also maintains insurance for the benefit of its directors and executive officers insuring such persons against certain liabilities, including liabilities under the securities laws.

    In addition, the Underwriting Agreements dated March 22, 1996 and October 17, 1996 among the Registrant, the underwriters for the Registrant's initial public offering and follow-on public offering, and certain stockholders of the Registrant provide for cross-indemnification among the Registrant, the underwriters and those stockholders with respect to certain matters, including matters arising under the Securities Act.

    See also the undertakings set out in response to Item 9 herein.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

Item 8.  EXHIBITS.

         Exhibit
         Number                        Description
         ----------------------------------------------------------------------
         *4.1 IntelliQuest Information Group, Inc. 1997 Supplemental Option Plan and related agreement

          5.1 Opinion of Latham & Watkins as to legality of securities being registered

         23.1           Consent of Latham & Watkins (contained in Exhibit 5.1)

         23.2           Consent of Price Waterhouse LLP, Independent
                        Accountants

         24.1           Power of Attorney (see page II-4)

---------------
* Incorporated herein by reference to an exhibit filed with the Registrant's Form 10-K filed with the Securities and Exchange Commission on March 31, 1997.

Item 9.   UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware

General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 24th day of October, 1997.

                                  INTELLIQUEST INFORMATION GROUP, INC.


                                  By: /s/ SUSAN GEORGEN-SAAD
                                      ------------------------------
                                       Susan Georgen-Saad
                                       Chief Financial Officer


                              POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James Schellhase, Brian Sharples and Susan Georgen-Saad, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                         Title                        Date
     ---------                         -----                        ----

/s/ BRIAN SHARPLES       President, Chief Executive Officer   October 24, 1997
-----------------------  and Director (Principal Executive
    Brian Sharples                   Officer)

/s/ SUSAN GEORGEN-SAAD   Chief Financial Officer (Principal   October 24, 1997
-----------------------       and Accounting Officer)
    Susan Georgen-Saad

/s/ JAMES SCHELLHASE          Chief Operating Officer,        October 24, 1997
-----------------------       Secretary and Director
    James Schellhase

     Signature                         Title                        Date
     ---------                         -----                        ----

/s/ PETER ZANDAN               Chairman of the Board           October 24, 1997
-----------------------
    Peter Zandan


/s/ CHARLES STRYKER                  Director                  October 24, 1997
-----------------------
    Charles Stryker


/s/ WILLIAM WOOD                     Director                  October 24, 1997
-----------------------
    William Wood


/s/ LEE WALKER                       Director                  October 24, 1997
-----------------------
    Lee Walker

                               INDEX TO EXHIBITS

         Exhibit
         Number                             Description
--------------------------------------------------------------------------------
         *4.1 IntelliQuest Information Group, Inc. 1997 Supplemental Option Plan and related agreement

          5.1 Opinion of Latham & Watkins as to legality of securities being registered

         23.1           Consent of Latham & Watkins (contained in Exhibit 5.1)

         23.2           Consent of Price Waterhouse LLP, Independent
                        Accountants

         24.1           Power of Attorney (see page II-4)

----------------
* Incorporated herein by reference to an exhibit filed with the Registrant's Form 10-K filed with the Securities and Exchange Commission on March 31, 1997.